Exhibit 99.1

Orange 21 Inc. 2070 Las Palmas Drive Carlsbad, CA 92011 PH: (760) 804-8420 FX: (760) 804-8442 www.orangetwentyone.com

Orange 21 Inc. Reports Financial Results for 2008 and Announces Investor Conference Call

CARLSBAD, Calif.—(BUSINESS WIRE)—April 15, 2009 Orange 21 Inc. (NASDAQ:ORNG), a leading developer of brands that produce premium products for the action sports and youth lifestyle markets, today announced financial results for the year ended December 31, 2008.

Consolidated net sales for 2008 were $47.3 million up approximately 2% over net sales of $46.5 million for 2007. We incurred a net loss of $15.2 million for the year ended December 31, 2008, compared to a net loss of $8.0 million for the year ended December 31, 2007. The 2008 net loss included non-cash charges of $8.4 million for goodwill impairment related to the acquisition of LEM S.r.l. (our primary sunglass manufacturer acquired in 2006), $3.5 million increase in our income tax valuation allowance, and $0.6 million in share-based compensation costs in accordance with FASB No. 123(R).

“The current recession continues to have a significant impact on our sales,” commented Stone Douglass, the Company’s Chief Executive Officer. “The impact is being felt not just in the US, but overseas as well. During these last few months we have reacted swiftly to reduce operating expenditures in all our companies and increase our sales and marketing efficiencies. In addition, we have been seeking new opportunities on a global basis.

“In comparison to the prior year, we have reduced total operating expenses by approximately $4.1 million, excluding the $8.4 million non-cash goodwill impairment charge. In 2009, we have continued to reduce expenses further to offset the significant impact of the economy.

“We are fortunate that the recent fundraising efforts have given us working capital to help ensure that our expense cuts will not be at the expense of our sales, margins, development efforts and the value of our brand. In this tough financial market, we view our success in raising equity capital as a sign that our participating shareholders believe, as does our management team, in Orange 21’s significant potential. Our reputation for quality, innovation and delivery is very strong in the industry. And combined with our recent restructuring efforts, we should be able to capitalize on opportunities that are presenting themselves.”

Jerry Collazo, the Company’s Chief Financial Officer, added, “During this difficult time we have been focused on laying a more solid foundation with many of our vendors and customers. We are all in this together and we fully appreciate the difficulty everyone is undergoing. As such, we have made every effort to work with vendors and customers. And we believe that these efforts will enhance business relationships and as the economy returns to growth we will reap financial rewards.”

Concluding, Stone Douglass added, “We expect that the current economy will remain soft and as such we are operating very cautiously, but we are very confident and excited about new opportunities that are starting to unfold for Orange 21 and its shareholders.”

Investor Conference Call

We invite you to join us for an investor conference call on Monday, April 20, 2009 at 1:30, p.m. Pacific Daylight time. The dial-in number for the call in North America is 1-800-561-2601 and 1-617-614-3518 for international callers. The participant pass code is 97408241. The call also will be webcast live on the Internet and can be accessed by logging onto www.orangetwentyone.com.

The webcast will be archived on the Company’s website for at least 60 days following the call. An audio replay of the conference call will be available for seven days beginning approximately two hours after the completion of the call on April 20, 2009. The audio replay dial-in number for North America is 1-888-286-8010 and 1-617-801-6888 for international callers. The replay pass code is 56426126.

About Orange 21 Inc.

Orange 21 designs, develops, markets and produces premium products for the action sport, motorsports, snowsports and youth lifestyle markets. Orange 21’s primary brand, Spy Optic (TM), manufactures sunglasses and goggles targeted toward the action sports, motorsports, snowsports and youth lifestyle markets.

Safe Harbor Statement

This press release contains forward-looking statements. These statements relate to future events or future financial performance and are subject to risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “feel,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. Specifically, comments in this press release regarding our future prospects, potential, cost saving measures, improved efficiencies, ability to reap financial rewards from enhanced relationships with customers and vendors, organizational changes, the strength of and demand for our brand and the success of our sales and marketing initiatives are forward-looking statements and are subject to inherent risks. These statements are only predictions. Actual events or results may differ materially. Factors that could cause actual results to differ materially from those contained in the forward-looking statements include, but are not limited to: the general conditions of the domestic and global economy, changes in consumer discretionary spending; changes in the value of the U.S. dollar and Euro; changes in commodity prices; our ability to source raw materials and finished products at favorable prices; risks related to the limited visibility of future orders; our ability to continue to develop, produce and introduce innovative new products in a timely manner; our ability to identify and execute successfully cost-control initiatives without adversely impacting sales; the performance of new products and continued acceptance of current products; our execution of strategic initiatives and alliances; uncertainties associated with intellectual property protection for our products; and other risks identified from time to time in our filings made with the U.S. Securities and Exchange Commission. Although, we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results. Moreover, we assume no responsibility for the accuracy or completeness of such forward-looking statements and undertake no obligation to update any of these forward-looking statements.

Contact:

Orange 21 Inc.

Stone Douglass, Chief Executive Officer

760-804-8420

Fax: 760-804-8442

www.orangetwentyone.com

ORANGE 21 INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Thousands, except number of shares and per share amounts)

	December 31,
	2008	2007
Assets
Current assets
Cash	$471	$555
Accounts receivable, net	6,991	10,510
Inventories, net	11,698	11,297
Prepaid expenses and other current assets	1,607	1,460
Income taxes receivable	171	123
Deferred income taxes	—	1,722

Total current assets	20,938	25,667
Property and equipment, net	5,417	5,775
Goodwill	—	9,735
Intangible assets, net of accumulated amortization of $601 and $504 at December 31, 2008 and 2007, respectively	401	493
Deferred income taxes	—	719
Other long-term assets	67	202

Total assets	$26,823	$42,591

Liabilities and Stockholders’ Equity
Current liabilities
Lines of credit	$5,787	$5,805
Current portion of capital leases	483	378
Current portion of notes payable	484	498
Accounts payable	8,635	6,715
Accrued expenses and other liabilities	3,868	4,964
Income taxes payable	214	207

Total current liabilities	19,471	18,567
Capitalized leases, less current portion	754	837
Notes payable, less current portion	357	704
Deferred income taxes	391	384

Total liabilities	20,973	20,492
Stockholders’ equity
Preferred stock: par value $0.0001; 5,000,000 authorized; none issued	—	—
Common stock: par value $0.0001; 100,000,000 shares authorized; 8,176,850 and 8,161,814 shares issued and outstanding at December 31, 2008 and 2007, respectively	1	1
Additional paid-in-capital	37,432	36,845
Accumulated other comprehensive income	902	2,526
Accumulated deficit	(32,485)	(17,273)

Total stockholders’ equity	5,850	22,099

Total liabilities and stockholders’ equity	$26,823	$42,591

ORANGE 21 INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Thousands, except per share amounts)

	Year Ended December 31,
	2008	2007
Net sales	$47,276	$46,541
Cost of sales	25,980	23,727

Gross profit	21,296	22,814
Operating expenses:
Sales and marketing	11,751	16,244
General and administrative	9,910	9,597
Shipping and warehousing	1,795	1,768
Research and development	1,309	1,245
Non-cash goodwill impairment charge	8,392	—

Total operating expenses	33,157	28,854

Loss from operations	(11,861)	(6,040)
Other income (expense):
Interest expense	(614)	(592)
Foreign currency transaction gain (loss)	(107)	114
Other income (expense)	56	(24)

Total other expense	(665)	(502)

Loss before provision for income taxes	(12,526)	(6,542)
Income tax provision	2,686	1,452

Net loss	$(15,212)	$(7,994)

Net loss per share of Common Stock

Basic	$(1.86)	$(0.98)

Diluted	$(1.86)	$(0.98)

Shares used in computing net loss per share of Common Stock
Basic	8,170	8,126

Diluted	8,170	8,126